Exhibit 4.1
Execution Version
DUKE ENERGY CAROLINAS, LLC
TO
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
Trustee
NINETIETH SUPPLEMENTAL INDENTURE
Dated as of November 19, 2009

CREATING A SERIES OF FIRST AND REFUNDING
MORTGAGE BONDS
$750,000,000 FIRST AND REFUNDING MORTGAGE BONDS, 5.30% SERIES DUE 2040

SUPPLEMENTAL TO
FIRST AND REFUNDING MORTGAGE
DATED AS OF DECEMBER 1, 1927
Drawn By and Return To Robinson, Bradshaw & Hinson, P.A.
101 N. Tryon Street, Suite 1900, Charlotte, NC 28246

     SUPPLEMENTAL INDENTURE, bearing date as of the 19th day of November, 2009, made and entered into by and between Duke Energy Carolinas, LLC, a limited liability company duly organized and existing under the laws of the State of North Carolina, hereinafter called the “Company”, party of the first part, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, having a corporate trust office at 900 Ashwood Parkway, Suite 425, Atlanta, Georgia 30338, hereinafter called the “Trustee”, as Trustee, party of the second part. The Trustee is the successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank (successor to Morgan Guaranty Trust Company of New York)), as Trustee.
     WHEREAS the Company’s predecessor is Duke Energy Corporation (formerly known as Duke Power Company), a corporation organized under the laws of the State of North Carolina, which converted its form of organization on April 3, 2006 from a North Carolina corporation to a North Carolina limited liability company named “Duke Power Company LLC,” which changed its name to Duke Energy Carolinas, LLC on October 1, 2006; and
     WHEREAS Duke Power Company, a New Jersey corporation, hereinafter called the “New Jersey Company”, duly executed and delivered its First and Refunding Mortgage, dated as of December 1, 1927, to Guaranty Trust Company of New York, as Trustee, to secure its First and Refunding Mortgage Gold Bonds, to be issued from time to time in series as provided in said Mortgage, and has from time to time duly executed and delivered supplemental indentures, including supplemental indentures dated as of September 1, 1947 and February 1, 1949, to Guaranty Trust Company of New York (the corporate name of which has been changed to Morgan Guaranty Trust Company of New York), as Trustee, and a supplemental indenture dated as of February 1, 1960 to Morgan Guaranty Trust Company of New York, as Trustee, supplementing and modifying said Mortgage (said Mortgage, as so supplemented and modified by the supplemental indentures dated as of September 1, 1947, February 1, 1949 and February 1, 1960, being hereinafter referred to as the “original indenture”); and
WHEREAS bonds of a series known as the “First and Refunding Mortgage Bonds, 2.65% Series Due 1977” (herein called “bonds of the 2.65% Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 2 7/8% Series Due 1979” (herein called “bonds of the 1979 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 6 3/8% Series Due 1998” (herein called “bonds of the 1998 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, Pollution Control Facilities Revenue Refunding Series Due 2014” (herein called “bonds of the 1990 Pollution Control Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, City of Greensboro Series Due 2027” (herein called “bonds of the 2027 City of Greensboro Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, Medium-Term Notes Series” (herein called “bonds of the Medium-Term Notes Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 6 5/8% Series B Due 2003” (herein called “bonds of the 2003 Series B”), bonds of a series known as the “First and Refunding Mortgage Bonds, 6 3/8% Series Due 2008” (herein called “bonds of the 2008 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 5 7/8% Series C Due 2003” (herein called “bonds of the 2003 Series C”), bonds of a series known as the

“First and Refunding Mortgage Bonds, Pollution Control Facilities Revenue Refunding Series Due 2014” (herein called “bonds of the 1993 Pollution Control Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 6 1/4% Series B 2004” (herein called “bonds of the 2004 Series B”), bonds of a series known as the “First and Refunding Mortgage Bonds, 7% Series Due 2033” (herein called “bonds of the 2033 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 6 7/8% Series B Due 2023” (herein called “bonds of the 2023 Series B”), bonds of a series known as the “First and Refunding Mortgage Bonds, 6 3/4% Series Due 2025” (herein called “bonds of the 2025 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 7 7/8% Series Due 2024” (herein called “bonds of the 2024 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 7 1/2% Series B Due 2025” (herein called “bonds of the 2025 Series B”), bonds of a series known as the “First and Refunding Mortgage Bonds, 7 1/2% Series Due 1999” (herein called “bonds of the 1999 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 7% Series Due 2000” (herein called “bonds of the 2000 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 7% Series B Due 2000” (herein called “bonds of the 2000 Series B”), bonds of a series known as the “First and Refunding Mortgage Bonds, 6.625% Series Due 2003” (herein called “bonds of the 2003 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 9 5/8% Series Due 2020” (herein called “bonds of the 2020 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 8 3/4% Series Due 2021” (herein called “bonds of the 2021 Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 7% Series Due 2005” (herein called “bonds of the 2005 Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 3.75% Series A Due 2008” (herein called “bonds of the 3.75% Series A”), bonds of series known as “First and Refunding Mortgage Bonds, 3.75% Series B Due 2008” (herein called “bonds of the 3.75% Series B,” and together with the bonds of the 3.75% Series A, the “bonds of the 3.75% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 7 3/8% Series Due 2023” (herein called “bonds of the 7 3/8% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 4 1/2% Series Due 2010” (herein called “bonds of the 4 1/2% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 5.30% Series Due 2015” (herein called “bonds of the 5.30% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 5.25% Series Due 2018” (herein called “bonds of the 5.25% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 6.00% Series Due 2038” (herein called “bonds of the 6.00% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 2007A Pledge Series Due 2040” (herein called “bonds of the 2007A Pledge Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 2007B Pledge Series Due 2040” (herein called “bonds of the 2007B Pledge Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 5.10% Series B Due 2018” (herein called “bonds of the 5.10% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 6.05% Series B Due 2038” (herein called “bonds of the 6.05% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 5.75% Series C Due 2013 (herein called “bonds of the 2013 Series C”), bonds of a series known as “First and Refunding Mortgage Bonds, 7.00% Series C Due 2018 (herein called “bonds of the 2018 Series C”), bonds of a series known as “First and Refunding Mortgage Bonds, Pollution Control Facilities Revenue Refunding Series Due 2017” (herein called “bonds of the 2009 Pollution Control Series”), and such other bonds that have been issued have heretofore been issued and (except for bonds of the 2.65% Series, bonds of the 1979 Series, bonds of the 1998 Series, bonds of the 1990 Pollution Control Series, bonds of the Medium Term Notes Series, bonds of the 2003 Series B, bonds of the 2008 Series, bonds of the 2003 Series C, bonds of the 1993 Pollution Control Series, bonds of the 2004 Series B, bonds of the 2033 Series, bonds of the 2023 Series B, bonds of the 2025 Series, bonds of the 2024 Series, bonds of the 2025 Series B, bonds of the 1999 Series, bonds of the 2000 Series, bonds of the 2000 Series B, bonds of the 2003 Series, bonds of the 2020 Series, bonds of the 2021 Series, bonds of the 2005 Series, bonds of the 3.75% Series, bonds of the 7 3/8% Series, bonds of the 2007A Pledge Series, bonds of the 2007B Pledge Series, and other such bonds which have been redeemed or retired in their entirety) are the only bonds now outstanding under the original indenture as heretofore supplemented; and
     WHEREAS the Company has duly executed and delivered a supplemental indenture, dated as of June 15, 1964, to Morgan Guaranty Trust Company of New York, as Trustee, for the purpose of evidencing the succession by merger of the Company to the New Jersey Company and the assumption by the Company of the covenants and conditions of the New Jersey Company in the original indenture and to enable the Company to have and exercise the powers and rights of the New Jersey Company under the original indenture in accordance with the terms thereof and whereby the Company assumed and agreed to pay duly and punctually the principal of and interest on the bonds issued under the original indenture in accordance with the provisions of said bonds and the coupons thereto appertaining and the original indenture, and agreed to perform and fulfill all the terms, covenants and conditions of the original indenture binding upon the New Jersey Company, and
     WHEREAS Morgan Guaranty Trust Company of New York resigned as Trustee under the original indenture as heretofore supplemented and Chemical Bank was appointed successor Trustee, said resignation and appointment having taken effect on August 30, 1994 pursuant to an Instrument of Resignation, Appointment and Acceptance dated as of August 30, 1994 among the Company, Morgan Guaranty Trust Company of New York, as Trustee, and Chemical Bank (now known as JPMorgan Chase Bank, N.A.), as successor Trustee; and
     WHEREAS JPMorgan Chase Bank, N.A. resigned as Trustee and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) was appointed successor Trustee, said resignation and appointment having taken effect on September 24, 2007 pursuant to an Instrument of Resignation, Appointment and Acceptance dated as of September 24, 2007 among the Company, JPMorgan Chase Bank, N.A., as Trustee, and The Bank of New York Mellon Trust Company, N.A., as successor Trustee; and
     WHEREAS the Company desires to create under the original indenture, as heretofore supplemented and as to be supplemented by this supplemental indenture, a new series of bonds, to be known as its “First and Refunding Mortgage Bonds, 5.30% Series due 2040”, and to determine the terms and provisions and the form of the bonds of such series; and
     WHEREAS for the purposes hereinabove recited, and pursuant to due limited liability company action, the Company has duly determined to execute and deliver to the Trustee a supplemental indenture in the form hereof supplementing the original indenture (the original indenture, as previously supplemented by supplemental indentures and as hereby supplemented, being sometimes hereinafter referred to as the “Indenture”); and

     WHEREAS all conditions and requirements necessary to make this supplemental indenture a valid, legal and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized:
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     That in consideration of the premises and of the sum of one dollar duly paid by the Company to the Trustee at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, the Company hereby covenants and agrees with the Trustee and its successors in the trust under the Indenture as follows:
PART ONE.
BONDS OF THE 2040 SERIES
     SECTION 1. The Company hereby creates a new series of bonds to be issued under and secured by the Indenture and known as its First and Refunding Mortgage Bonds, 5.30% Series due 2040 (herein called “bonds of the 2040 Series”) and the Company hereby establishes, determines and fixes the terms and provisions of the bonds of the 2040 Series as hereinafter in this Part One set forth.
     Each bond of the 2040 Series shall be dated the date of its authentication (except that if any such bond shall be authenticated on any interest payment date, it shall be dated the following day) and interest shall be payable on the principal represented thereby commencing August 15, 2010, from the February 15 or August 15, as the case may be, next preceding the date thereof to which interest has been paid, unless such date of authentication is prior to August 15, 2010, in which case interest shall be payable from November 19, 2009; provided, however, that interest shall be payable on each bond of the 2040 Series authenticated after the record date (as defined in the next succeeding paragraph of this Section 1) with respect to any interest payment date and prior to such interest payment date, only from such interest payment date.
     Interest on any bond of the 2040 Series shall be paid to the person who, according to the bond register of the Company, is the registered holder of such bond of the 2040 Series at the close of business on the applicable record date, and such interest payments shall be made by check mailed to such registered holder at his last address shown on such bond register or, at the option of the Company, by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date of payment by the Person entitled thereto (provided, that if the bonds of the 2040 Series are represented by Global Securities held by the Depositary, payment may be made pursuant to the procedures of the Depositary); provided, however, that, if the Company shall default in the payment of the interest due on any interest payment date on any bond of the 2040 Series, such defaulted interest shall be paid to the registered holder of such bond (or any bond or bonds of the 2040 Series issued upon transfer, exchange or substitution thereof) on the date of subsequent payment of such defaulted interest or, at the election of the Company, to the person in whose name such bond (or any bond or bonds of the 2040 Series issued upon transfer, exchange or substitution thereof) is registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of all bonds of the 2040 Series not less than ten (10) days preceding such subsequent record date. The term “record date” as used in this Section 1 shall mean, with respect to any semi-annual interest payment date, the close of business on the February 1 or August 1, whether or not a business day, next preceding such interest payment date or, in the case of a payment of defaulted interest, the close of business on any subsequent record date established as provided above.
     SECTION 2. All bonds of the 2040 Series shall mature as to principal on February 15, 2040 and shall bear interest at a rate of 5.30% per annum, payable semi-annually on the fifteenth day of February and August in each year, commencing on the fifteenth day of August, 2010. Interest on the bonds of the 2040 Series will be computed on the basis of a 360-day year consisting of twelve 30-day months.
     SECTION 3. The bonds of the 2040 Series shall be fully registered bonds, without coupons, in denominations of two thousand dollars ($2,000) and integral multiples of one thousand dollars ($1,000) in excess thereof, all such bonds to be numbered, and shall be transferable and exchangeable as provided in the form of bond set forth as Exhibit A to this supplemental indenture. The provisions of §1.19 and any other provision in the Indenture in respect of coupon bonds or reservation of coupon bond numbers shall be inapplicable to the bonds of the 2040 Series.
     SECTION 4. The bonds of the 2040 Series may be redeemed at the option of the Company, in whole or in part at any time and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the bonds of the 2040 Series to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such bonds of the 2040 Series being redeemed (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date. The Company shall notify the Trustee of the redemption price with respect to any redemption pursuant to this paragraph promptly after the calculation thereof. The Trustee shall not be responsible for calculating said redemption price.
     The bonds of the 2040 Series are also subject to redemption through the operation of the Replacement Fund provided in Part Two of this supplemental indenture or through the application of moneys paid to the Trustee pursuant to the provisions of §5.05 of the Indenture, at any time or from time to time prior to maturity, upon prior notice as hereinafter provided, at the redemption prices specified in the fourth paragraph of the reverse side of the form of bond set forth as Exhibit A to this supplemental indenture, together with interest accrued thereon to the date fixed for redemption thereof.
     In the event that any redemption date is not a Business Day, the Company shall pay the redemption price on the next Business Day without any interest or other payment due to the delay.

     All such redemptions of bonds of the 2040 Series shall be effected as provided in Article 3 of the Indenture except that, in case a part only of the bonds of the 2040 Series is to be paid and redeemed, the particular bonds or part thereof shall be selected by the Trustee in such manner as the Trustee in its uncontrolled discretion shall determine to be fair and in any case where several bonds are registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one bond and except that when bonds are redeemed in part only the notice given to any particular holder need state only the principal amount of the bonds of that holder which is to be redeemed and except that notice to the holders of bonds to be redeemed shall be given by mailing to such holders a notice of such redemption, first class mail postage prepaid, not later than the thirtieth day, and not earlier than the sixtieth day, before the date fixed for redemption, at their last addresses as they shall appear upon the bond register of the Company. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to the holder of any bond designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other bond. No publication of notice of such redemption shall be required.
     SECTION 5. The limit upon the aggregate principal amount of the bonds of the 2040 Series which may be authenticated and delivered pursuant to this Ninetieth Supplemental Indenture shall be $750,000,000.
     SECTION 6. The place or places of payment (as to principal and premium, if any, and interest), redemption, transfer, exchange and registration of the bonds of the 2040 Series shall be the office or offices or the agency or agencies of the Company in the Borough of Manhattan, The City of New York, designated from time to time by the Board of Directors of the Company (provided, that if the bonds of the 2040 Series are represented by Global Securities held by or on behalf of the Depositary, the procedures of the Depositary may be followed for any action under this Section 6 of Part One).
     SECTION 7. The form of the bonds of the 2040 Series and the certificate of the Trustee to be endorsed on such bonds, respectively, shall be in substantially the form set forth in Exhibit A hereto.
PART TWO.
REPLACEMENT FUND.
     SECTION 1. So long as any of the bonds of the 2040 Series are outstanding, the Company will continue to maintain the Replacement Fund set forth in, and in accordance with the applicable terms and conditions now contained in, Part Two of the supplemental indenture dated as of February 1, 1949, and the covenants on the part of the Company contained in such Part Two shall continue and remain in full force and effect, whether or not bonds of the 1979 Series are outstanding and to the same extent as though the words “or any bonds of the 2040 Series” were inserted after the word “Series” appearing in the second line of Section 1 and the second line of Section 4 of said Part Two of said supplemental indenture dated as of February 1, 1949.
     SECTION 2. If at any time (a) any of the bonds of the 2040 Series are outstanding and (b) no Outstanding Mortgage Bonds (as defined in Section 1 of Part Three of this supplemental indenture) entitled to the benefit of the Replacement Fund are outstanding and (c) cash which shall have been deposited with the Trustee pursuant to such Replacement Fund shall not within five years from the date of deposit thereof have been paid out, or used or set aside by the Trustee for the payment, purchase or redemption of bonds, pursuant to such Replacement Fund, such cash shall, if in excess of fifty thousand dollars ($50,000), be applied to the redemption of bonds of the 2040 Series in an aggregate principal amount sufficient to exhaust as nearly as possible the full amount of such cash. Anything in Section 5 of Part Two of the aforesaid supplemental indenture dated as of February 1, 1949, in Section 3 of Part Two of the supplemental indentures dated as of May 1, 1993, July 1, 1993, August 1, 1993, August 20, 1993, May 1, 1994, February 25, 2003, March 21, 2003 and September 23, 2003, in Section 3 of Part Three of the supplemental indenture dated as of March 1, 1990 and in Section 5 of Part Four of the supplemental indenture dated as of March 1, 1993 to the contrary notwithstanding, no cash shall be paid over to the Company thereunder if at the time any bonds of the 2040 Series are then outstanding, and such cash shall in such event be applied as in this Part Two set forth.
     SECTION 3. Whenever all of the bonds of the 2040 Series and all of the Outstanding Mortgage Bonds entitled to the benefit of the Replacement Fund shall have been paid, purchased or redeemed, the Trustee shall, upon application of the Company, pay to or upon the order of the Company all cash theretofore deposited with the Trustee pursuant to the provisions of the Replacement Fund and not previously disposed of pursuant to the provisions of the Replacement Fund, and shall deliver to the Company any bonds which shall theretofore have been deposited with the Trustee pursuant to the provisions of the Replacement Fund or paid, purchased or redeemed pursuant to the provisions of the Replacement Fund.
PART THREE.
ADDITIONAL COVENANTS OF THE COMPANY
     SECTION 1. Whether or not the covenants on the part of the Company contained in Part Three of the supplemental indenture dated as of February 1, 1949 are modified with the consent of the holders of bonds of the 2027 City of Greensboro Series, the 4 1/2% Series, the 5.30% Series, the 5.25% Series, the 6.00% Series, the 5.10% Series, the 6.05% Series, the 2013 Series C, the 2018 Series C or the 2009 Pollution Control Series (collectively, the “Outstanding Mortgage Bonds”), such covenants on the part of the Company contained in said Part Three shall continue and remain in full force and effect so long as any of the bonds of the 2040 Series are outstanding and to the same extent as though the words “or so long as any bonds of the 2040 Series are outstanding” were inserted after the words “so long as any of the bonds of the 1979 Series or any bonds of the 2.65% Series are outstanding” wherever such words appear in said Part Three of the supplemental indenture dated as of February 1, 1949.

     SECTION 2. Whether or not the second sentence of paragraph (a) of §2.08 of the original indenture (making certain provisions for the definition of the term “net amount” applicable while bonds of the 2.65% Series were outstanding and which was originally set forth in Section 4 of Article One of the supplemental indenture dated as of September 1, 1947 and which is corrected and clarified by Section 2 of Part Four of the supplemental indenture dated as of February 1, 1968) is modified with the consent of the holders of any of the Outstanding Mortgage Bonds, said sentence shall continue and remain in full force and effect so long as any bonds of the 2040 Series are outstanding, and with the same force and effect as though said sentence had stated that such provisions were to be applicable so long as any of the bonds of the 2040 Series are outstanding.
PART FOUR.
GLOBAL SECURITIES; TRANSFER AND EXCHANGE
     SECTION 1. The bonds of the 2040 Series shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, bonds of the 2040 Series represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, bonds of the 2040 Series in definitive form. The Global Securities described in this Part Four may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.
     None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     A Global Security shall be exchangeable for bonds of the 2040 Series registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing with respect to the 2040 Series or (iii) the Company in its sole discretion, and subject to the procedures of the Depositary, determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for bonds of the 2040 Series registered in such names as the Depositary shall direct.
     SECTION 2. Depository Legend. Each of the Global Securities shall bear the following legend (the “Depository Legend”) on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
     SECTION 3. Transfer and Exchange.
     (a) Every bond of the 2040 Series presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.
     (b) No service charge shall be made for any registration of transfer or exchange of bonds of the 2040 Series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of bonds of the 2040 Series.
     SECTION 4. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
     “Business day” means any day other than a day on which banks in New York City are required or authorized to be closed.
     “Comparable Treasury Issue” means the United States Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the bonds of the 2040 Series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such bonds of the 2040 Series.

     “Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Depositary” means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the bonds of the 2040 Series, which Depositary shall initially be The Depository Trust Company.
     “Depository Legend” means a legend set forth in Section 2 of this Part Four.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Global Security” means a bond of the 2040 Series in global form.
     “Holder” means a Person in whose name a bond of the 2040 Series is registered in the registration books maintained by the Trustee.
     “Person” means any individual, corporation, partnership, limited liability company or corporation, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.
     “Reference Treasury Dealer” means each of Banc of America Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated and a Primary Treasury Dealer (as defined herein) selected by Wells Fargo Securities, LLC, plus one other financial institution appointed by the Company at the time of any redemption or their respective affiliates or successors which are primary U.S. Government securities dealers; provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
     “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

PART FIVE.
MISCELLANEOUS.
     SECTION 1.
     (a) For the purposes of §2.10 of the Indenture and for the purposes of any modification of the provisions of the Replacement Fund referred to in Part Two of this supplemental indenture, the covenants and provisions on the part of the Company which are set forth or incorporated in Part Two of this supplemental indenture shall be for the benefit only of the holders of the bonds of the 2040 Series. Such covenants and provisions shall remain in force and be applicable only so long as any bonds of the 2040 Series shall be outstanding, and, subject to the provisions of paragraph (2) of subdivision (c) of §10.01 of the Indenture, any such covenants and provisions may be modified with respect to the bonds of the 2040 Series with the consent, in writing or by vote at a bondholders’ meeting of the holders of sixty-six and two-thirds per cent (66 2/3%) of the principal amount of the bonds of the 2040 Series, as the case may be, at the time outstanding and without the consent of the holders of any other bonds then outstanding under the Indenture; provided that no such consent shall be effective to waive any past default under such covenants and provisions, and its consequences, unless the consent of the holders of at least a majority in principal amount of all bonds then outstanding under the Indenture is obtained. Such covenants shall be deemed to be additional covenants and none of them shall affect or derogate from, or relieve the Company from, its obligation to comply with any of the other covenants, conditions, requirements or provisions of the Indenture or any other supplemental indenture.
     (b) For the purposes of §2.10 of the Indenture and for the purposes of any modification of the provisions of Part Three of this supplemental indenture, the covenants and provisions on the part of the Company which are set forth or incorporated in said Part Three shall be for the benefit only of the holders of the bonds of the 2040 Series. Such covenants and provisions shall remain in force and be applicable only so long as any bonds of the 2040 Series shall be outstanding, and, subject to the provisions of paragraph (2) of subdivision (c) of §10.01 of the Indenture, any such covenants and provisions may be modified with respect to the bonds of the 2040 Series with the consent, in writing or by vote at a bondholders’ meeting of the holders of sixty-six and two-thirds per cent (66 2/3%) of the principal amount of the bonds of the 2040 Series, at the time outstanding and without the consent of the holders of any other bonds then outstanding under the Indenture; provided that no such consent shall be effective to waive any past default under such covenants and provisions, and its consequences, unless the consent of the holders of at least a majority in principal amount of all bonds then outstanding under the Indenture is obtained. Such covenants shall be deemed to be additional covenants and none of them shall affect or derogate from, or relieve the Company from, its obligation to comply with any of the other covenants, conditions, requirements or provisions of the Indenture or any other supplemental indenture.
     SECTION 2. All terms contained in this supplemental indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Indenture.

     SECTION 3. In case any one or more of the provisions contained in this supplemental indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision contained in this supplemental indenture, and, to the extent, but only to the extent, that such provision is invalid, illegal or unenforceable, this supplemental indenture shall be construed as if such provision had never been contained herein.
     SECTION 4. The Trustee hereby accepts the trusts herein declared and provided upon the terms and conditions in the Indenture set forth.
     SECTION 5. This supplemental indenture may be executed in several counterparts, each of which shall be an original, and all collectively but one instrument.
     SECTION 6. In addition to the amendment provisions of the Indenture, the terms and conditions of this supplemental indenture and the bonds of the 2040 Series may be modified, amended or supplemented by the Company and the Trustee, without the consent of the holders of the bonds of the 2040 Series, and if not inconsistent with the Indenture, to cure ambiguities in this supplemental indenture or the bonds of the 2040 Series, or correct defects or inconsistencies in the provisions of this supplemental indenture or the bonds of the 2040 Series or to provide for such appropriate additional provisions in this supplemental indenture or the bonds of the 2040 Series as are necessary for certificated bonds to be issued in lieu of Global Securities or to reflect additional provisions related to the issuance of Global Securities (including changes in the procedures of the Depositary).

     IN WITNESS WHEREOF, Duke Energy Carolinas, LLC, the party of the first part hereto, has caused this supplemental indenture to be signed in its name by one of its Vice Presidents and its company seal to be hereunto affixed, and the same to be attested by one of its Assistant Secretaries, and The Bank of New York Mellon Trust Company, N.A., the party of the second part hereto, in token of its acceptance of the trust hereby created, has caused this supplemental indenture to be signed in its name by one of its Vice Presidents and its corporate seal to be hereunto affixed, and the same to be attested by one of Vice Presidents, all as of the day and year first above written.

DUKE ENERGY CAROLINAS, LLC
By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Vice President and Secretary

ATTEST:
/s/ Robert T. Lucas III
Name:	Robert T. Lucas III
Title:	Assistant Secretary

Signed, sealed, executed, acknowledged and delivered by Duke Energy Carolinas, LLC, in the presence of:
/s/ Delcia S. Dunlap
Delcia S. Dunlap

/s/ Jennie M. Raine
Jennie M. Raine

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:	/s/ Van K. Brown
	Name:	Van K. Brown
	Title:	Vice President

ATTEST:
/s/ Karen Z. Kelly
Name:	Karen Z. Kelly
Title:	Vice President

Signed, sealed, executed, acknowledged and delivered by The Bank of New York Mellon Trust Company, N.A., in the presence of:
/s/ Sabrina Jones
Sabrina Jones

/s/ Daya Jayaraj
Daya Jayaraj

State of Georgia	)
	)	ss.:
County of Dekalb	)
Personally appeared before me, Sabrina Jones, and made oath that she saw Van K. Brown, a Vice President, and Karen Z. Kelly, a Vice President, respectively, of The Bank of New York Mellon Trust Company, N.A., sign, attest and affix hereto the corporate seal of said The Bank of New York Mellon Trust Company, N.A., and, as the act and deed of said corporation, deliver the within written and foregoing deed, and that she, with Daya Jayaraj, witnessed the execution thereof.

/s/ Sabrina Jones
Sabrina Jones

Sworn and subscribed before me this 19th day of November, 2009.
/s/ David Dawes	[SEAL]
David Dawes
Notary Public Commission Expires August 22, 2010

State of Georgia	)
	)	ss.:
County of Dekalb	)
I, David Dawes, a Notary Public in and for the State and County aforesaid, certify that Karen Z. Kelly personally came before me this day and acknowledged that she is a Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association, and that, by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by one of its Vice Presidents, sealed with its corporate seal, and attested by herself as one of its Vice Presidents.
Witness may hand and official seal, this 19th day of November, 2009.

/s/ David Dawes	[SEAL]
David Dawes
Notary Public Commission Expires August 22, 2010

State of North Carolina	)
	)	ss.:
County of Mecklenburg	)
I, Patricia C. Ross, a notary public of Mecklenburg County, North Carolina, certify that Delcia S. Dunlap personally appeared before me this day, and being duly sworn, stated that in her presence David S. Maltz executed the foregoing instrument, and that she, with Jennie M. Raine, witnessed the execution thereof.
Witness my hand and official seal, this the 19th day of November, 2009.

/s/ Delcia S. Dunlap
Delcia S. Dunlap

[SEAL]

/s/ Patricia C. Ross
Name:	Patricia C. Ross
Notary Public

My Commission Expires 10-17-2014

State of North Carolina	)
	)	ss.:
County of Mecklenburg	)
I, Patricia C. Ross, a Notary Public in and for the State and County aforesaid, certify that Robert T. Lucas III personally came before me this day and acknowledged that he is an Assistant Secretary of Duke Energy Carolinas, LLC, a North Carolina limited liability company, and that, by authority duly given and as the act of the company, the foregoing instrument was signed in its name by one of its Vice Presidents, sealed with its seal, and attested by himself as one of its Assistant Secretaries.
Witness my hand and official seal, this the 19th day of November, 2009.

/s/ Patricia C. Ross
Name:	Patricia C. Ross
Notary Public

[SEAL]
My Commission Expires 10-17-2014

EXHIBIT A
FORM OF DUKE ENERGY CAROLINAS, LLC
FIRST AND REFUNDING MORTGAGE BOND, 5.30% SERIES DUE 2040
[FACE SIDE OF BOND]
[DEPOSITORY LEGEND, IF APPLICABLE]
DUKE ENERGY CAROLINAS, LLC
FIRST AND REFUNDING MORTGAGE BOND,
5.30% SERIES DUE 2040

No.		$
CUSIP No.	26442CAH7
ISIN	US26442CAH79
     Duke Energy Carolinas, LLC, a North Carolina limited liability company (hereinafter called the “Company”), for value received, hereby promises to pay to                      or registered assigns, the principal sum of                      Dollars on February 15, 2040 in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and to pay interest thereon at said office or agency from the interest payment date next preceding the date hereof to which interest on outstanding bonds of this series has been paid (unless the date hereof is prior to August 15, 2010, in which case from November 19, 2009, and unless the date hereof is subsequent to a record date (as defined below) and prior to the next succeeding February 15 or August 15, in which case from the next succeeding February 15 or August 15, as the case may be), at the rate of 5.30% per annum, in like coin or currency, semi-annually on February 15 and August 15 in each year, commencing August 15, 2010, until the principal hereof shall become due and payable. Such interest payments shall be made to the person in whose name this bond is registered at the close of business on the February 1 or August 1, whether or not a business day, preceding each semi-annual interest payment date (a “record date”) (subject to certain exceptions provided in the Indenture hereinafter mentioned), at his last address as it shall appear upon the bond register of the Company.
     The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth in this place.
     This bond shall not become or be valid or obligatory for any purpose until the Trustee shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name by its President or one of its Vice Presidents, manually or by facsimile signature, and its company seal to be hereto affixed, or a facsimile thereof to be hereon engraved, lithographed or printed, and to be attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.
Dated:

DUKE ENERGY CAROLINAS, LLC
By:
Name:
Title:

ATTEST:

Name:
Title:

CERTIFICATE OF AUTHENTICATION
     This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:
Authorized Signatory

[REVERSE SIDE OF BOND]
     This bond is one of the bonds of a series, designated specially as First and Refunding Mortgage Bonds, 5.30% Series due 2040, of an authorized issue of bonds of the Company, without limit as to aggregate principal amount, designated generally as First and Refunding Mortgage Bonds, all issued and to be issued under and equally and ratably secured by a First and Refunding Mortgage dated as of December 1, 1927, duly executed by Duke Power Company, a New Jersey corporation (hereinafter called the “New Jersey Company”), to Guaranty Trust Company of New York, as Trustee (The Bank of New York Mellon Trust Company, N.A., as successor trustee), as supplemented and modified by indentures supplemental thereto, including a supplemental indenture dated November 19, 2009 providing for said series (said First and Refunding Mortgage as so supplemented and modified being hereinafter referred to as the “Indenture”), to which Indenture reference is made for a description of the property mortgaged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof, the terms and conditions upon which the bonds are secured and the restrictions subject to which additional bonds secured thereby may be issued. To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the bonds, may be made with the consent of the Company by the affirmative vote, or with the written consent, of the holders of not less than 66 2/3% in principal amount of the bonds then outstanding, and by the affirmative vote, or with the written consent, of the holders of not less than 66 2/3% in principal amount of the bonds of any series then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, evidenced, in each case, as provided in the Indenture; provided that any supplemental indenture may be modified in accordance with the provisions contained therein for its modification; and provided, further, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest or premium on, this bond, or the right of any bondholder to institute suit for the enforcement of any such payment on or after the respective due dates expressed in this bond, or reduce the percentage required for the taking of any such action. Any such affirmative vote of, or written consent given by, any holder of this bond is binding upon all subsequent holders hereof as provided in the Indenture.
     In case an event of default as defined in the Indenture shall occur, the principal of all the bonds outstanding thereunder may become or be declared due and payable at the time, in the manner and with the effect provided in the Indenture.
     The bonds of this series may be redeemed at the option of the Company, in whole or in part at any time and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the bonds of this series to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such bonds (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.
“Business day” means any day other than a day on which banks in New York City are required or authorized to be closed.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the bonds of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such bonds.
“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.
“Reference Treasury Dealer” means each of Banc of America Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated and a Primary Treasury Dealer (as defined herein) selected by Wells Fargo Securities, LLC, plus one other financial institution appointed by the Company at the time of any redemption or their respective affiliates or successors which are primary U.S. Government securities dealers; provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
     The bonds of this series are also subject to redemption for the Replacement Fund for bonds of this series provided for in the supplemental indenture dated as of November 19, 2009, providing for this series, or upon application of moneys arising from a taking of any of the mortgaged property by eminent domain or similar action, at any time or from time to time prior to maturity, at 100% of their principal amount, in each case together with accrued interest up to, but not including, the date fixed for redemption.

     Redemption is in every case to be effected at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon at least thirty, but not more than sixty, days’ prior notice, given by mail as more fully provided in the Indenture.
     If this bond or any portion hereof ($2,000 and integral multiples of $1,000 in excess thereof) is called for redemption and payment is duly provided, this bond or such portion thereof shall cease to bear interest from and after the date fixed for such redemption.
     This bond is transferable, as provided in the Indenture, by the registered owner hereof in person or by duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon a new bond of the same series and of like aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Indenture; or the registered owner of this bond, at his option, may surrender the same for cancellation at said office or agency of the Company and receive in exchange herefor the same aggregate principal amount of bonds of the same series of authorized denominations; all subject to the terms of the Indenture but without payment of any charges other than a sum sufficient to reimburse the Company for any stamp taxes or other governmental charges incident thereto.
     This bond is a company obligation only and no recourse whatsoever, either directly or through the Company or any trustee, receiver, assignee or any other person, shall be had for the payment of the principal of or premium, if any, or interest on this bond, or for the enforcement of any claim based hereon, or otherwise in respect hereof or of the Indenture, against any promoter, subscriber to the capital stock, incorporator, or any past, present or future stockholder, member, officer or director of the Company as such, or of any successor or predecessor corporation or entity, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment, penalty, subscription or otherwise, any and all such liability of promoters, subscribers, incorporators, stockholders, members, officers and directors being waived and released by each successive holder hereof by the acceptance of this bond, and as a part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.
[END OF BOND FORM]

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT-___Custodian ___
(Cust) (Minor)

TEN ENT —as tenants by the entireties

JT TEN—as joint tenants with rights of	under Uniform Gifts to
survivorship and not as tenants in common	Minors Act
(State)
Additional abbreviations may also be used though not on the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
the within bond and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said bond on the books of the Company, with full power of substitution in the premises.
Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change
whatever.
Signature Guarantee:

SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.